SOUTHWALL TECHNOLOGIES INC.

                                  EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statements of Southwall Technologies Inc. on Form S-8 Nos. 33-28599 (filed on May 9, 1989), 33-37247 (filed on October 11, 1990), 33-42753 (filed on September
16, 1991),  33-51758  (filed on September 8, 1992),  33-82138 (filed on July 28,
1994),  333-34287  (filed August 25, 1997) and  333-66277  (filed on October 28,
1998) of our report dated March 8, 1999 appearing on page 20 of this Form 10-K.



PricewaterhouseCoopers LLP
San Jose, California
March 29, 1999


                                       47